                                                                  Exhibit 4.9(c)

                         PROMISSORY NOTE AND FEDERAL
                     TRUTH-IN-LENDING DISCLOSURE STATEMENT

          Borrower:                                 SS#:

          Northern Trust Company       Loan Effective Date:
          Thrift-Incentive Plan
          50 South LaSalle Street
          Chicago, Illinois 60675

As you read this Disclosure Statement, remember that the words "you" and "your" refer to the Borrower, and that the words "we" or "us" refer to the Creditor.

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                     FEDERAL TRUTH-IN-LENDING DISCLOSURES

    ------------------ ------------------ ------------------ ------------------
          ANNUAL             FINANCE            AMOUNT            TOTAL OF
      PERCENTAGE RATE         CHARGE           FINANCED           PAYMENTS

       The cost of      The dollar amount   The amount of      The amount you
      your credit as     the credit will    credit provided    will have paid
      a yearly rate         cost you        to you on your     after you have
                                                behalf        made all payments
                                                                 as schedule
    ------------------ ------------------ ------------------ -------------------



Your Payment Schedule will be:

    ------------------ ------------------ ------------------ -------------------
           Number            Amount            Payments           Payments
        of Payments        of Payments          are Due            Begin
    ------------------ ------------------ ------------------ -------------------

                                               Bi-monthly


Prepayment: If you pay your loan off early, you will not have to pay a penalty. Security Interest: You are giving a security interest in your account in the trust.

      SEE BELOW FOR ADDITIONAL INFORMATION ABOUT NON-PAYMENT AND DEFAULT

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                                PROMISSORY NOTE

For value received, you (the "Maker") promise to pay to the order of The Northern Trust Company the following:

                    Principle Sum:
                        Loan Rate:
       Consecutive Installments
         (Principle and Interest):
               Installment Amount:
                        Frequency: The 15th and last day of each month
                        Beginning:

We will withhold the amount of each payment from the Maker's pay each payday until the loan is paid in full. The Maker has the right to pay this loan off in its entirety at any time without penalty. If the Maker fails to make a payment when due, for any reason ceases to be in the employ of an employer participating in The Thrift-Incentive Plan or at the death of the Maker the entire balance together with ALL accrued interest shall, at our option, become immediately due and payable without notice to the Maker. If the Maker's employment so terminates, WE shall have the right to apply ALL or any part of the balance of the Maker's account in The Northern Trust Company Thrift-Incentive Plan to the balance the Maker owes us under this note.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder or of any other right in this note. A waiver on any occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

Whenever an event of default exists, the Maker will pay on demand all costs of collection, legal expenses, and attorney's fees incurred or paid by the holder in collecting or enforcing this note.

Questions concerning the agreement will be decided according to the laws of the State of Illinois. Communications in repsect of this note may be sent to your last address on record.

By signing below as Borrower, you agree to be bound by the terms and conditions of this Note and Federal Truth-In-Lending Disclosure Statement and acknowledge receiving a copy prior to execution.

  Borrower                                          Date
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THE ENTIRE AMOUNT FINANCED IS DIRECTLY PAID TO THE MAKER IN THE FORM OF A CHECK
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